Filed Pursuant to Rule 424(b)(7)
Registration No. 333-255655

Prospectus supplement

To the Prospectus dated April 30, 2021

10,000,000 shares

Amkor Technology, Inc.

Common stock

The selling stockholder named in this prospectus supplement, or the Selling Stockholder, is offering 10,000,000 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), in this offering. We will not receive any proceeds from the sale of shares of Common Stock to be offered by the Selling Stockholder.

Our Common Stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “AMKR.” On September 5, 2023, the last sale price of our Common Stock as reported on Nasdaq was $28.25 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-17 of this prospectus supplement and page 2 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, in our most recent Quarterly Reports on Form 10-Q, and in any of our other filings with the Securities and Exchange Commission (“SEC”), incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$24.000	$240,000,000

Underwriting discounts and commissions(1)	$0.7800	$7,800,000

Proceeds to the Selling Stockholder before expenses	$23.2200	$232,200,000

(1)	See “Underwriting” in this prospectus supplement for a description of compensation payable to the underwriters.

The Selling Stockholder has granted the underwriters the right to purchase up to an additional 1,500,000 shares of Common Stock from the Selling Stockholder at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $8,970,000 and the total proceeds, before expenses, to the Selling Stockholder will be $267,030,000. We will not receive any proceeds from the sale of shares by the Selling Stockholder as a result of the underwriters’ option to purchase additional shares.

Delivery of the shares of Common Stock in book-entry form through The Depository Trust Company, or DTC, will be made on or about September 11, 2023.

J.P. Morgan	Morgan Stanley

Goldman Sachs & Co. LLC	Guggenheim Securities

B. Riley Securities	D.A. Davidson & Co.	KeyBanc Capital Markets	Needham & Company

The date of this prospectus supplement is September 6, 2023.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the Selling Stockholder has not, and the underwriters have not, authorized any other person to provide you with different or additional information. The Selling Stockholder is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure about securities we or the Selling Stockholder may offer from time to time, some of which does not apply to the shares of Common Stock offered hereby. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses is complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is a material change in our affairs, we will amend or supplement this prospectus supplement only as required by law.

Market and industry data

Market and industry data throughout this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained from a combination of internal company assessments, good faith estimates of management and information collected from various trade associations and third-party market research firms. While we believe our internal assessments, estimates of management and information from trade associates are reliable, neither we nor the underwriters have verified this data with any independent sources. Accordingly, neither we nor the underwriters make any representations as to the accuracy or completeness of that data. We are not aware of any misstatements regarding market or industry data contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. However, such market or industry data involves risks and uncertainties and is subject to change based on various factors, including those factors discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Trademarks and service marks

Amkor®, Amkor Technology®, ChipArray®, FusionQuad®, MicroLeadFrame®, TMV®, and SWIFT®, among others, are registered trademarks of Amkor Technology, Inc. All other trademarks appearing herein are held by their respective owners. Subsequent use of the above registered trademarks in this prospectus supplement may occur without the respective superscript symbol (® and TM) in order to facilitate the readability of the prospectus supplement and are not a waiver of any rights that may be associated with the relevant trademarks.

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Special note regarding forward-looking statements

This prospectus supplement, including the documents incorporated or deemed to be incorporated by reference in this prospectus supplement, and the accompanying prospectus and any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are considered forward-looking statements. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the amount, timing and focus of our expected capital investments in 2023;

•	our ability to fund our operating activities and financial requirements for the next twelve months;

•	the effect of changes in revenue levels and capacity utilization on our gross margin;

•	the costs attributable to compliance with environmental laws and regulations or green initiatives;

•	the impact of the Covid-19 pandemic on our operations, financial results, and supply chain;

•	the focus of our research and development activities;

•	the anticipated impact of tax law changes in the jurisdictions in which we operate;

•	the grant and expiration of conditional reduced tax rates in jurisdictions in which we operate and expectations regarding our effective tax rate and the availability of tax incentives;

•	the creation or release of valuation allowances related to taxes in the future;

•	our repurchase or repayment of outstanding debt;

•	payment of dividends;

•	compliance with restrictive covenants in the indentures and agreements governing our current and future indebtedness;

•	expected contributions to foreign pension plans and potential future conversion of our unfunded severance plan in Korea to a defined contribution plan;

•	liability for unrecognized tax benefits and the potential impact of our unrecognized tax benefits on our effective tax rate;

•	the effect of foreign currency exchange rate exposure on our financial results;

•	the volatility of the trading price of our Common Stock;

•	changes to our internal controls related to integration of acquired operations and implementation of an enterprise resource planning system;

•	our efforts to enlarge our customer base in certain geographic areas and markets;

•	demand for advanced packages in mobile and automotive devices and our technology leadership and potential growth in the communications and automotive and industrial end markets;

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•	projects to install or integrate new information technology systems or upgrade our existing systems;

•	our expected revenue recognition;

•	the anticipated schedule for and benefits from our new manufacturing facility in Vietnam;

•	other statements that are not historical facts; and

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other factors discussed under “Risk Factors” or elsewhere in this prospectus, each prospectus supplement relating to a particular offering of securities and the documents incorporated herein or therein by reference.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this prospectus supplement, including the documents incorporated by reference herein, and the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference therein, are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, in the documents incorporated by reference herein and therein, and elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully consider the trends, risks and uncertainties described in this prospectus supplement, including the documents incorporated by reference herein, and the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference therein, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement except as may be required by applicable law.

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Prospectus supplement

Prospectus

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Summary

This summary highlights some basic information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, including the sections entitled “Risk Factors” before making an investment decision.

Unless otherwise indicated or the context otherwise requires, the terms “Amkor,” the “Company,” “we,” “our,” and “us” refer to Amkor Technology, Inc. and its consolidated subsidiaries. In this prospectus supplement, we refer to the Republic of Korea, which is also commonly known as South Korea, as “Korea.”

Amkor Technology, Inc.

Amkor is one of the world’s leading providers of outsourced semiconductor packaging and test services. Amkor was a pioneer in the outsourcing of semiconductor packaging and test services, and over the years we have built a leading position by:

•	Designing and developing innovative packaging and test technologies;

•	Building expertise in high-volume manufacturing processes and developing a reputation for high quality and solid execution;

•	Cultivating long-standing relationships with our customers, which include many of the world’s leading semiconductor companies;

•	Collaborating with customers, foundries, original equipment manufacturers (“OEMs”) and equipment and material suppliers;

•	Focusing on strategic end markets that offer solid growth potential;

•	Providing a geographically diverse operating base; and

•	Developing a competitive cost structure through disciplined capital investment.

Our packaging and test services are designed to meet application and chip specific requirements including: the required type of interconnect technology; size; thickness; and electrical, mechanical and thermal performance. We provide turnkey packaging and test services including semiconductor wafer bump, wafer probe, wafer back-grind, package design, packaging, system-level and final test and drop shipment services. Our customers use us for one or more of these services.

We provide our services to integrated device manufacturers (“IDMs”), “fabless” semiconductor companies, OEMs and contract foundries. IDMs generally design, manufacture, package and test semiconductors in their own facilities. However, the availability of technologically advanced outsourced manufacturing services has encouraged IDMs to outsource a portion of their manufacturing. By offering a broad package portfolio, Amkor allows IDMs to outsource packaging and test services and focus their investments on core competencies such as silicon fabrication. Fabless semiconductor companies do not have factories. They focus exclusively on semiconductor design and outsource virtually every step of the manufacturing process, utilizing contract foundries to manufacture their semiconductors in wafer form and companies such as Amkor for their packaging and test needs. Some companies will engage a contract foundry to manage the complete semiconductor manufacturing process, and in turn, the contract foundry will outsource some of its packaging and test needs.

Industry background

Semiconductor devices are essential building blocks used in most electronic products. As electronic and semiconductor devices have evolved, several important trends have emerged that have fueled the growth of the overall semiconductor industry, as well as the market for outsourced semiconductor packaging and test services. These trends include:

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Growing demand for mobile and connected devices, including the worldwide adoption of “smart” phones, tablets and other Internet-of-Things (“IoT”) devices that can access the internet and provide multimedia capabilities.

•	An increase in the semiconductor content within electronic products to provide greater functionality and higher levels of performance.

•	The expansion of 5G infrastructure and enabled devices.

•	The proliferation of semiconductor devices into well-established end products such as automotive systems for automation and driver assist, electrification and infotainment systems.

•	An increase in mobility and connectivity capabilities, driving demand for new broadband wired and wireless networking equipment.

•	Digitalization, driving expansion of data generation and storage.

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The adoption of heterogeneous integration (diverse dies positioned close to each other within the same package) to reduce cost, improve yields and deliver required performance in data center computing, artificial intelligence and similar end uses.

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The growth of advanced system-in-package (“SiP”) modules (combining multiple semiconductor and other electronic components in a single package) to meet the demand for miniaturization and higher functionality at competitive cost.

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The increase in digital format in our environment, from sensors for automobiles (e.g., pressure, radar, LiDAR and image recognition), mobile devices (e.g., 3D motion, temperature, acceleration and imaging), and IoT (e.g., in-home sensing from temperature to weather and wearables).

As a supplier in the semiconductor industry, our business is cyclical by nature and impacted by broad economic factors, such as worldwide gross domestic product and consumer spending. With the exception of 2020, where the Covid-19 pandemic caused worldwide gross domestic product levels to decline during a period of strong growth in the semiconductor industry, there has generally been a strong correlation between worldwide gross domestic product levels, consumer spending and semiconductor industry cycles.

Outsourcing trends in semiconductor manufacturing

Semiconductor companies outsource their packaging and test needs to service providers such as Amkor for the following reasons:

Packaging and test service providers have developed expertise in advanced technologies.

The increasing demands for miniaturization, greater functionality, lower power consumption and improved thermal and electrical performance are driving the continuous development of semiconductor packaging and test technologies that are more sophisticated, complex, capital intensive and customized. This trend has led many semiconductor companies and OEMs to view packaging and test as enabling technologies requiring the technological innovation expertise found in the leading outsourced assembly and test companies. At the same time, these companies are often looking to reduce the internal manufacturing and research and development costs in packaging and test solutions. As a result, many of these companies are increasingly relying on packaging and test service providers as key sources for new package designs and advanced interconnect technologies.

Packaging and test service providers can facilitate a more efficient supply chain and help shorten time-to-market for new products.

We believe that semiconductor companies, together with their customers, are seeking to shorten the time-to-market for new products and that an efficient supply chain is a critical factor in facilitating timely and successful product introductions. Packaging and test service providers have the resources and expertise to timely develop and implement new packaging technology in high volume. For this reason, semiconductor companies and OEMs are leveraging the capabilities of outsourced packaging and test service providers to bring new products to market more quickly.

High quality packaging and test service providers enable semiconductor manufacturers to focus their resources on semiconductor design and wafer fabrication.

As semiconductor process technology migrates to larger wafers and smaller feature sizes, the cost of building a state-of-the-art wafer fabrication factory has risen significantly. The high cost of investing in next generation silicon technology and equipment is causing many semiconductor companies to adopt or maintain a “fabless” or “fab-lite” strategy to reduce or eliminate their investment in wafer fabrication and associated packaging and test operations. As a result, these companies are increasing their reliance on outsourced providers of semiconductor manufacturing services, including packaging and test solutions.

Packaging and test service providers offer a cost-effective solution in a cyclical, capital intensive industry.

The semiconductor industry is cyclical by nature and impacted by broad economic factors, such as changes in worldwide gross domestic product and consumer spending. Semiconductor packaging and test are complex processes requiring substantial investment in specialized equipment, factories and human capital. As a result of this cyclicality and the large investments required, manufacturing facilities must operate at consistently high levels of utilization to be cost-effective. Shorter product life cycles, coupled with the need to update or replace packaging and test equipment to accommodate new package types, make it more difficult for IDMs to maintain cost-effective utilization of their packaging and test assets throughout semiconductor industry cycles. Packaging and test service providers, on the other hand, can typically use their assets to support a broad range of customers and multiple end markets, potentially generating more efficient use of their production assets and a more cost-effective solution.

Strategy and competitive strengths

Strategy

Amkor is a leader in advanced packaging technology in the outsourced assembly and test domain. Growth in the semiconductor industry is being driven primarily by advanced packaging within four key megatrends of 5G, automotive, high-performance computing (“HPC”) and IoT. We believe Amkor is well positioned in each of these end markets:

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Within our communications end market, we have a strong position across multiple device functionalities within premium and high tier smartphones. We are collaborating with industry leaders as smartphones transition to 5G and drive semiconductor growth through the adoption of new wireless standards, integration of a broad range of applications, enhanced features, and higher performance requirements to support increased data processing. The trend to greater functionality drives miniaturization and cost reduction enabled by advanced packaging.

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Increasing semiconductor content in automobiles is driving increased demand for advanced packaging to enable the proliferation of safety features such as advanced driver assistance systems (“ADAS”) and radar and digital cockpit features such as infotainment displays and telematics. Increasing battery voltage, higher voltage power converters and automotive inverter components also require innovative power packaging solutions.

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Increased data traffic requiring higher networking speed and storage, as well as computing power increases in HPC, data centers, cloud computing, AI, PCs and laptops, are driving demand for more semiconductors and advanced packaging in the computing end market.

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The IoT wearables within our consumer end market are evolving in multiple applications, such as watches, health trackers, hearables, biometrics and smart glasses. Integration of multiple functions in small form factors, processors, sensors and connectivity devices depends on innovation in advanced packaging.

Our primary financial objective is profitable sales growth. We believe that we will continue to achieve that goal and create long-term shareholder value by building on our strength in advanced packaging and executing on the following strategies.

Leverage our leadership in services for advanced technologies

We are an industry leader in developing and commercializing advanced packaging and test technologies, which we believe provide substantial value to our customers.

With approximately 700 employees, as of December 31, 2022, engaged in research and development for new semiconductor packaging and test technologies, we are a technology leader in areas such as fine pitch bumping, advanced flip chip, wafer-level processing, advanced SiPs and power modules.

We work closely with our customers to develop cost-effective leading-edge packages for the next generation of devices. These include integrated technologies such as advanced SiP, wafer-level fan-out (“WLFO”), Silicon Wafer Integrated Fan-out Technology (“SWIFT”), High Density Fan-Out (“HDFO”) and redistribution layer (“RDL”) solutions which enable very thin, very small products that combine application processors, memory, baseband and other peripheral integrated circuits (“ICs”). Our advanced packages may utilize Through Silicon Via (“TSV”) interconnects and silicon interposers, which enable the integration of high-performance chips such as high bandwidth memory and graphics processors into a single package. In addition, we co-develop with customers high power modules involving gallium nitride (“GaN”) and silicon carbide (“SiC”) based devices. Our approach is to work with lead customers to develop processes that will enable volume manufacturing with high yields and reliability. We believe that demand for advanced packaging services will continue to grow as our customers and leading electronics OEMs strive for smaller device geometries, higher levels of integration and performance and lower power consumption. We intend to continue to leverage our investment in advanced technology to meet the demand for these services in high growth markets.

Optimize utilization of existing assets and broaden our customer base

Another key to our success is to optimize the utilization of our existing assets. The transition by leading edge customers to newer packaging and test equipment platforms typically frees up capacity in existing, previously installed equipment. As part of our strategy, we are focused on developing a second wave of customers to utilize these assets more effectively over a longer period of time. We are building and utilizing manufacturing lines which support multiple customers and increase factory utilization through more sophisticated planning processes and more intensive efficiency improvement activities.

Selectively grow our scale and scope through strategic investments

From time to time, we identify attractive opportunities to strengthen our leadership position and market share through expansion of our operations, joint ventures, acquisitions and other strategic investments. For example, we are making preparations to deliver advanced SiP modules and other packaging solutions from a new factory in Bac Ninh, Vietnam. We believe that the Bac Ninh site, which is expected to be production-ready by the end of 2023, will provide customers with a cost-competitive high-volume manufacturing location that offers supply chain diversification. In addition, our broad geographic footprint, including our manufacturing presence in Portugal and our headquarters in the United States, are key differentiators for us and position us to participate in initiatives to regionalize supply chains. We believe that selective growth through these strategic actions can further strengthen customer relationships, help to maintain and enhance our technological leadership, diversify our revenue streams and improve our profits.

Competitive strengths

The outsourced semiconductor packaging and test market is very competitive. We also compete with the internal semiconductor packaging and test capabilities of many of our customers and foundries. We believe we are well-positioned in the outsourced packaging and test services market. The following competitive strengths support our strategy to build upon our industry position and remain a preferred provider of semiconductor packaging and test services.

Advanced packaging technology leadership

We are a leader in developing and deploying advanced semiconductor packaging and test solutions. We have designed and developed several state-of-the-art package formats and technologies, including our Double-Sided, Molded Ball Grid Array (“DSMBGA”) SiP platform and multi-chip modules that incorporate silicon interposers between the module chips and substrate. In addition, we believe that as semiconductor technology continues to achieve smaller device geometries with higher levels of integration, speed and performance, packages will increasingly require wafer-level Chip Scale Packaging (“CSP”), WLFO, SWIFT and Flip Chip interconnect solutions, advanced SiP products and medium and higher power density packages and modules.

We continue to invest in developing the key processes and packages, along with test solutions, required for our customers to deliver advanced integrated and modular solutions to their markets. We are also a developer of environmentally friendly IC packaging, which involves reducing the use of lead and other harmful materials and efficient use of energy and water.

Broad offering of semiconductor package design, packaging and test services

Creating successful interconnect solutions for advanced semiconductor devices often poses unique thermal, electrical and mechanical design challenges, and we employ a large number of engineers to solve these challenges. This wide variety of packaging offerings is necessary to meet the diverse needs of our customers for the optimal combination of performance, size and cost. Utilizing Amkor for its innovative packaging, test and design services enables our customers to focus their resources on semiconductor design and wafer fabrication.

We also offer an extensive line of advanced probe and final test services for analog, digital, logic, mixed signal, memory, sensors and radio frequency-semiconductor devices. We believe that the breadth of our design, packaging and test services is important to customers seeking to limit the number of their suppliers.

Geographically diversified operating base

We have a broad and geographically diverse operating footprint strategically located in seven of the world’s important electronics manufacturing regions. We believe that our scale and scope allow us to provide a flexible supply chain and cost-effective solutions to our customers by:

•	Being located in key regions where customers are actively seeking to develop localized supply chains;

•	Qualifying production of customer devices at multiple manufacturing sites with geographical diversity to mitigate the risks of supply disruptions;

•	Providing capabilities and solutions for customer-specific requirements;

•	Offering capacity to absorb large orders and accommodate quick turn-around times; and

•	Obtaining favorable pricing and supply agreements on materials and equipment by using our purchasing power and leading industry position.

Long-standing relationships and collaboration with prominent semiconductor companies

Our customers include most of the world’s largest semiconductor companies, and over the last five decades we have developed long-standing relationships with many of these companies. We believe that our production excellence, including high quality, reliability and predictability, has been a key factor in our success in attracting and retaining customers. We work with our customers and our suppliers to develop proprietary process technologies to enhance our existing capabilities, reduce time-to-market, improve quality and lower costs.

We believe that our focus on research and product development will enable us to enter new markets early, capture market share and promote the adoption of our new package formats as industry standards. We collaborate with customers and leading OEMs to develop comprehensive packaging solutions that make it easier for next-generation semiconductors to be designed into next-generation end products. By collaborating with leading semiconductor companies, foundries and OEM electronics companies, we are able to focus resources on developing new packages that will meet the requirements of new products. The traditional delineation between front-end semiconductor manufacturing and packaging is starting to converge. Foundries, and in some cases IDMs, are integrating some packaging activities closer to front-end wafer processes. We work closely with foundry partners to complement these offerings by offering similar wafer-based technologies as well as downstream processing.

Packaging and test services

In general, the semiconductor manufacturing process consists of IC design, wafer fabrication, wafer probe, packaging and final test. The packaging and test services we provide occur subsequent to wafer fabrication, and the wafers that we receive from our customers are generally consigned to us.

Advanced products and mainstream products

We offer a broad range of advanced and mainstream packaging and test services to our customers. We refer to our flip chip, wafer-level processing and related test services as “Advanced Products” and to our wirebond packaging, power device packaging and related test services as “Mainstream Products.” The following table sets forth, for the periods indicated, net sales for Advanced Products and Mainstream Products and the percentage of total net sales for each service offering.

	For the Six Months Ended June 30,				For the Year Ended December 31,
	2023		2022		2022		2021		2020
	(In millions, except percentage of net sales)
Advanced Products	$2,152	73.5%	$2,240	72.2%	$5,368	75.7%	$4,409	71.8%	$3,605	71.4%
Mainstream Products	777	26.5%	862	27.8%	1,724	24.3%	$1,729	28.2%	1,446	28.6%

Total net sales	$2,929	100.0%	$3,102	100.0%	$7,092	100.0%	$6,138	100.0%	$5,051	100.0%

Advanced products

Our Advanced Products include flip chip chip scale packages (“FC CSP”), wafer-level packages and flip chip ball grid array (“FCBGA”) packages. These package families use flip chip interconnect technology so that the die can be connected to a substrate package carrier or, in the case of wafer-level chip scale packages, directly to a printed circuit board.

FC CSP Products: FC CSP packages are small form factor packages where the substrate size is not much larger than the die itself. FC CSP can be a single die or multi die format. The size advantage provided by CSP technologies has made FC CSP an attractive choice for a wide variety of applications that require very small form factors such as smartphones, tablets and other mobile consumer electronic devices.

Flip chip stacked chip scale packages (“FC SCSP”) stack a second die on top of the original flip-chip die. The top die is typically a memory device, and wirebond interconnects are used to attach the top die to the substrate. FC SCSP is frequently used to stack memory on top of digital baseband and applications processors for use in mobile devices.

We continue to drive thinner package solutions for our Package on Package (“PoP”) technology through the development of ultra-thin substrates and enhancing our pre-stacking and thin die handling capabilities.

We developed fine pitch copper pillar flip chip interconnect technology, which creates interconnections at finer pitches using a plating process to reduce the number of substrate layers to facilitate very thin packages. This innovative solution is also an enabling technology for package stacking with TSVs.

FCBGA Products: FCBGA packages are large form factor substrate-based packages which are used where processing power and speed are a higher priority than a small form factor. Our FCBGA packages are assembled using state-of-the-art substrates. Utilizing multiple high density routing layers, laser drilled vias, and ultra-fine line and space metallization, FCBGA substrates have the highest routing density available. The variety of FCBGA package options, from large single die to multi-chip packages with memory, allows package selection to be tailored to the specific thermal needs of the end product. We offer FCBGA packaging in a variety of product formats to fit a wide range of end application requirements, including networking, storage, computing, automotive and consumer applications.

Memory Products: Memory packages consist of either standalone packaging and testing or a combination of NAND Flash, DRAM, or a memory controller IC using a variety of packaging technologies, including FC, SCSP, SiP, PoP and other state-of-the-art packaging technologies. These products are used as system memory or platform data storage in all of our end markets.

Wafer-level Package Products: We offer three types of wafer-level packages: wafer-level CSP; WLFO; and SWIFT. Wafer-level CSP and WLFO are complementary technologies. Customers can choose between the two package types as their die sizes shrink or grow.

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Wafer-level CSP packages (also known as fan-in wafer-level packages) do not utilize a package carrier. The bumped wafer is singulated into individual die, and the wafer-level package is then attached directly to the system board. Wafer-level CSP offers one of the lowest total system costs, enabling higher semiconductor content while leveraging the smallest form factor and one of the highest performing, most reliable semiconductor package platforms on the market today. Applications for wafer-level CSP include power management, transceivers, sensors, wireless charging, codecs, and specialty silicon for new or unique functionality.

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WLFO packages (also known as low-density fan-out packages) are utilized for ICs where the die surface area is too small to accommodate all of the required bond pads. The fan-out package enlarges the bondable surface area by building a border around the die using low-cost molding compound. These packages can include multiple die. Applications for WLFO packages include power management, transceivers, radar and specialty silicon.

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SWIFT, also known as high-density fan-out, can either replace the laminate substrate with a thinner structure or reduce the complexity of the substrate by housing the dense interconnects in the SWIFT structure, allowing for a less expensive substrate that provides a high level of performance with a balanced cost structure. SWIFT solutions enable high performance in a compact form factor that combines tiled processors, memory, I/O die and other peripheral ICs.

Mainstream products

Our Mainstream Products include leadframe packages, substrate-based wirebond packages and micro-electro-mechanical systems (“MEMS”) packages. These package families use wirebond interconnect technology to connect a die to a leadframe or substrate package carrier.

Leadframe Packages: Leadframe packages use wirebond or flip chip technology to connect a die to a leadframe package carrier. Leadframe packages are used in many electronic devices and remain the most practical and cost-effective solution for many low to medium pin count analog and mixed signal applications.

Traditional leadframe packages support a wide variety of device types and applications. Two of our most popular traditional leadframe package types are small outline integrated circuit and quad flat package, commonly known as “dual” and “quad” products, respectively, based upon the number of sides from which the leads extend. The traditional leadframe package family has evolved from “through hole design,” where the leads are plugged into holes on the circuit board to “surface mount design,” where the leads are soldered to the surface of the circuit board. We offer a wide range of lead counts and body sizes to satisfy variations in the size of customers’ semiconductor devices.

Through a process of continuous engineering and customization, we have designed several leadframe package types that are thinner and smaller than traditional leadframe packages and can accommodate more leads on the perimeter of the package. These leadframe packages typically have superior thermal and electrical characteristics, which allow them to dissipate heat generated by high-powered semiconductor devices while providing enhanced electrical connectivity. We are developing increasingly smaller versions of these packages to keep pace with continually shrinking semiconductor device sizes and demand for miniaturization of portable electronic products. One of our more successful leadframe package offerings is the MicroLeadFrame family of quad flat no lead packages. These packages offer cost effective, miniaturized solutions for multiple analog power and signal chain applications.

Power discrete devices use a leadframe as the package carrier and primarily use wirebond interconnect technology. However, power applications that require improved thermal and electrical performance will use packaging with copper clip interconnect technology that creates multi die power modules.

Substrate-based Wirebond Packages: Substrate-based wirebond packages use wirebond technology to connect a die to a substrate. Some of our packages in this category include stacked CSP, wirebond ball grid array packages and plastic ball grid array (“PBGA”) packages.

Stacked CSP technology enables the stacking of a wide range of different semiconductor devices to deliver high levels of silicon integration and area efficiency. Stacked CSP utilizes high density thin core substrates and advanced materials, along with leading-edge wafer thinning, die attach and molding capabilities, to stack multiple die on a substrate. Stacked CSP is ideal for memory and mixed signal applications.

Wirebond ball grid array packages offer a broad selection of ball array pitches, ball counts and body sizes, single and multi-die layouts, stacked die and passive component integration together with thermal management solutions. They are applicable for a wide range of semiconductors requiring a smaller package size than conventional PBGAs or leadframe packages.

PBGA packages are used in applications requiring higher pin count than leadframe packages, but typically have lower pin counts than flip chip. PBGA packages are designed for low inductance, improved thermal operation and enhanced surface-mount technology ability. Custom performance enhancements, like ground and power planes, are also available.

Micro-Electro-Mechanical Systems Packages: MEMS are miniaturized mechanical and electro-mechanical devices that can sense and provide information about the physical world and sometimes trigger a response. Examples of MEMS devices include microphones, accelerometers, airbag deployment sensors, gyrometers, magnetometers and humidity, temperature and pressure sensors. We also specialize in sensor fusion products which utilize our cavity MEMS platform and combine multiple sensors into a single package. MEMS packages leverage our expertise in wafer thinning, die stacking, wirebonding and flip chip interconnect to deliver sophisticated products with a very small form factor.

Advanced system-in-package modules

Advanced SiP modules combine multiple semiconductor and other electronic components with different functionalities into a single package. These modules use wirebond, flip chip or wafer-level interconnect technologies. Components can include ICs, passive devices (inductors, capacitors, resistors, filters and diplexers), antennas and mechanical parts.

The increasing demand for miniaturization and higher functionality at competitive cost is driving the adoption of advanced SiP in new products. Advanced SiP modules are used for many applications such as radio frequency (“RF”) and front-end modules, basebands, connectivity, fingerprint sensors, display and touch screen drivers, sensors and MEMS, NAND memory and solid state drives. Advanced SiP modules are found in many products including smartphones and tablets, automobiles, IoT wearables, high-performance gaming systems, computers and network systems.

In 2022, 2021 and 2020, we had net sales of approximately $2,930 million, $2,280 million and $1,885 million, respectively, from our advanced SiP modules, which are mostly included in Advanced Products, depending upon the interconnect technology used in the module.

Test services

Our Test Services complement our wafer and packaging services across our Advanced and Mainstream Products. Our test services offer customers the cycle time and cost advantages of co-located turn-key services. Our test services are used as both an interim step or as the final testing step to ensure screening and rejection of defects, performance grading and overall outgoing quality and reliability. Interim testing eliminates the manufacturing costs of assembling the defective chips. Below is a description of our test services:

Wafer Level Test: Wafer level test is a manufacturing step performed while a wafer is still in its full form and before being singulated for further package processing.

Package Level Test: Package level test is performed on a product or products that have been assembled in a package.

Burn-In Test: Burn-in test is a process in which components of a system are exercised, monitored and measured in extreme operational conditions such as high temperature, voltage and frequency over time. The purpose of the environmental and operational stress conditions of burn-in testing is to accelerate and screen early life failures and estimate and monitor long-term degradation and ultimate lifetime.

System Level Test: System level test identifies defective SiP products that may not otherwise be screened by traditional wafer level, package level or burn-in testing. As advanced packaging proliferates and the integration of more individual components into a SiP grows, system level testing becomes more important.

Test Development Services: Prior to mass production, an integrated manufacturing ready test solution must be developed and deployed. Amkor’s test development services offer both co-development and full development of complete test software and hardware solutions to our customers. These services also enable early engagement with our customers in the product design phases for maximum compatibility with manufacturing. Our test development teams are experienced in a full suite of test engineering disciplines for Memory, Power, RF, Mixed Signal, Analog and digital test solution development.

End Markets

The following table lists the end markets that use our products and sets forth, for the periods indicated, the percentage of net sales in each end market:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2023	2022	2022	2021	2020

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smartphones, tablets)	43%	39%	44%	41%	41%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	25%	22%	20%	21%	20%
Computing (datacenter, infrastructure, PC/laptops, storage)	18%	18%	16%	16%	15%
Consumer (AR & gaming, connected home, home electronics, wearables)	14%	21%	20%	22%	24%
Total net sales	100%	100%	100%	100%	100%

Research and development

We believe that technology development is one of the keys to success in the semiconductor packaging and test industry. Our research efforts focus on developing new packaging solutions and test services, as well as improving the efficiency and capabilities of our existing production processes. By concentrating our research and development on our customers’ needs for innovative packages, increased performance, higher density, smaller size and lower cost, we gain opportunities to enter markets early, successfully compete for new products and promote our new package offerings as industry leading technology.

One of our priorities is developing highly integrated SiP modules, such as DSMBGA packages, to reduce material and processing costs and minimize form factor for wearables and mobile devices. Another important focus area is the development of wafer-level and panel-level packages for chips in 2D and 3D system implementations. These wafer-level chip-scale packages and WLFO packages are increasingly the preferred package type for many applications in IoT and mobile devices, including processors, power management integrated circuits (“PMICs”), display drivers and antenna package products. Our development of Panel Level Fan Out (“PLFO”) technology will permit higher economies of scale for fan-out package devices manufactured on a panel versus wafer basis. We are also developing new applications for the automotive market using existing and new package technologies as HPC, energy efficiency, power distribution and sensor content are used to support new automotive features including ADAS, infotainment, optical sensors and electric vehicles. In addition, we are developing high power management modules involving SiC-based devices.

Another focus for development is integrated multi-die solutions, including multichip modules and high-density WLFO solutions, which enable package level integration of different types and levels of silicon technologies for high performance computing, networking and data center applications. This is accomplished by combining processors and other chiplets into one packaged module. Through die partitioning and heterogeneous integration, these modules provide higher functionality at lower total product cost.

Our research and development employees are based in Korea, the United States, Portugal and other locations in Asia. At December 31, 2022, we had approximately 700 employees engaged in research and development activities. In 2022, 2021 and 2020, we incurred $149.4 million, $166.0 million and $140.7 million, respectively, of research and development expense. In the six months ended June 30, 2023 and 2022, we incurred $92.7 million and $75.8 million, respectively, of research and development expense.

Sales and marketing

Our sales offices are located throughout Asia, Europe and North America. Our support personnel manage and promote our packaging and test services and provide key customer and technical support. To provide comprehensive sales and customer service, we typically assign our customers a direct support team consisting of an account manager, technical program manager, test program manager and both field and factory customer support representatives. We also support our largest multinational customers from multiple office locations to ensure that we are aligned with their global operational and business requirements.

Our direct support teams are further supported by an extended staff of product, process, quality and reliability engineers, as well as marketing and advertising specialists, information systems technicians and factory personnel. Together, these direct and extended support teams deliver an array of services to our customers.

Seasonality

Our sales have generally been higher in the second half of the year than in the first half due to consumer buying patterns in the U.S., Europe and Asia and the timing of flagship mobile device launches. In addition, semiconductor companies generally reduce their production during the holidays at the end of December, which generally results in a decrease in packaging and test services during the first quarter. General economic conditions, changes in our product mix or overall demand in any of our end markets can impact our seasonality.

Customers

Our customers include many of the largest semiconductor companies in the world. Our ten largest customers accounted for 65% of our net sales in 2022. Direct sales to Apple Inc. and Qualcomm Technologies, Inc. accounted for 20.6% and 10.1% of our net sales, respectively, for the year ended December 31, 2022.

Materials and equipment

Materials

Our materials are used primarily for packaging activities. Our packaging operations depend upon obtaining adequate supplies of materials on a timely basis. The principal materials used in our packaging process are laminate substrates, ICs, capacitors, leadframes and gold wire. The silicon wafer is generally consigned from the customer. We generally do not take ownership of the customer consigned wafer, and title and risk of loss remains with the customer for these materials. Test materials constitute a very small portion of our total test cost. Generally, we purchase materials based on Amkor’s commitments to customer forecasts, and our customers are generally responsible for any unused materials we purchase based on such commitments.

We obtain the materials required for packaging services from various suppliers and source most of our materials, including critical materials such as leadframes, laminate substrates and gold wire, from a limited group of suppliers. We work closely with our primary material suppliers to ensure consistent quality, availability and timely delivery. We also negotiate worldwide pricing agreements with our major suppliers to take advantage of the scale of our operations.

Equipment

Our ability to meet the changing demand from our customers for manufacturing capacity depends upon obtaining packaging and test equipment in a timely manner. We work closely with our main equipment suppliers to coordinate the ordering and delivery of equipment to meet our expected capacity needs.

The primary types of equipment used in providing our packaging services are wirebonders, die bonders, chip shooters, and die attach. In addition, we maintain a variety of other packaging equipment, including mold, singulation, ball attach and wafer backgrind, along with numerous other types of manufacturing equipment. A substantial portion of our packaging equipment base can generally be used and adapted to support the manufacture of many of our packages, with equipment used in traditional wirebond packaging being easier to redeploy than the equipment used in advanced packaging.

We also purchase wafer bumping equipment to facilitate our flip chip and wafer level packaging services. Wafer bumping equipment includes sputter and spin coaters, electroplating equipment, reflow ovens and other types of equipment. This equipment tends to have longer lead times for delivery and installation than other packaging equipment and is sold in relatively larger increments of capacity.

The primary equipment used in the testing process includes testers, handlers and probers. Handlers are used to transfer individual or small groups of packaged ICs to a tester. Test equipment is generally a more capital-intensive activity than packaging, and test equipment tends to have longer delivery lead times than most types of packaging equipment. We focus our capital expenditures on standardized tester platforms to maximize test equipment utilization where possible. For tester platforms that are less standardized, we generally lease test equipment for the expected life cycle of the project. In some cases, our customers will consign test equipment to us.

Competition

The outsourced semiconductor packaging and test market is very competitive. We face substantial competition from established packaging and test service providers primarily located in Asia, including companies with significant manufacturing capacity, financial resources, research and development operations, marketing and other capabilities. These companies include ASE Technology Holding Co., Ltd. and JCET Group Co., Ltd. In addition, we compete with electronic manufacturing service providers or contract electronics manufacturers, including Universal Scientific Industrial (Shanghai) Co., Ltd., that also provide advanced integrated device solutions. Such companies also have developed relationships with most of the world’s largest semiconductor companies, including current or potential customers of Amkor.

We also compete with the internal semiconductor packaging and test capabilities of many of our customers. Our IDM customers continually evaluate the attractiveness of outsourced services against their own in-house packaging and test services and at times may decide to shift some or all of their outsourced packaging and test services to internally sourced capacity. We also compete with contract foundries, such as Taiwan Semiconductor Manufacturing Company Limited and Samsung Electronics Co., Ltd., which offer full turnkey services from silicon wafer fabrication through packaging and final test. In addition, we compete with companies that offer test-only services.

The principal elements of competition in the outsourced semiconductor packaging and test services market include price, available capacity, flexibility, quality, customer service and support, new product introduction experience, cycle time, reputation and reliability, customer satisfaction, technological expertise and innovation, breadth of packaging and test services offered, including turnkey services, and the ability to invest in capacity, geographic location and scale of manufacturing. We believe that we compete favorably with respect to each of these elements.

Recent developments

None.

We were incorporated in 1997 in the State of Delaware. Our principal offices are located at 2045 East Innovation Circle, Tempe, Arizona 85284. Our telephone number is (480) 821-5000, and our website can be accessed at www.amkor.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The offering

The following is a brief summary of some of the terms of the Common Stock offered by the Selling Stockholder. For a more complete description of the terms of the Common Stock, see “Description of Capital Stock” in the accompanying prospectus. For the purposes of this summary and the sections of the accompanying prospectus captioned “Description of Securities,” the terms “Amkor,” the “Company,” “we,” “our,” and “us” refer to Amkor Technology, Inc. and not to its subsidiaries.

Issuer	Amkor Technology, Inc., a Delaware corporation.

Common Stock offered by the Selling Stockholders	10,000,000 shares.

Option to purchase additional shares	The Selling Stockholder has granted the underwriters the option, exercisable for 30 days from the date of this prospectus supplement to purchase up to 1,500,000 additional shares of our Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. We will not receive any proceeds from the sale of shares by the Selling Stockholder as a result of the underwriters’ option to purchase additional shares.

Common Stock outstanding	245,762,714 shares.

Outstanding voting shares owned by the Kim family immediately following this offering	Immediately following this offering, the Kim family will continue to own approximately 53.8% of the outstanding voting shares of our Common Stock, or 53.2% if the underwriters exercise in full their option to purchase additional shares. For further information and a discussion of how the voting agreement impacts Kim family voting, see “Risk Factors — Risks Related to our Common Stock and this Offering — James J. Kim and members of his family can effectively determine or substantially influence the outcome of all matters requiring stockholder approval.”

Use of Proceeds	The Selling Stockholder will receive all of the net proceeds from their sale of Common Stock offered under this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Stockholder, including pursuant to the underwriters’ exercise of their option to purchase additional shares. The Selling Stockholder will bear all commissions and discounts, if any, from its sale of our Common Stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Underwriting.”

Material U.S. Federal Income Taxation Consequences	Holders are urged to consult their own tax advisors with respect to certain U.S. federal, state, local, and foreign tax consequences of purchasing, owning, and disposing of our Common Stock. See “Material U.S. Federal Income Taxation Consequences.”

Dividend Policy	In November 2022, our Board of Directors approved a quarterly dividend of $0.075 per share. On August 15, 2023, we declared a cash dividend of $0.075 per share on the outstanding shares of our Common Stock, payable on September 25, 2023 to stockholders of record at the close of business on September 5, 2023. Investors in this offering will not be eligible to receive such dividend with respect to any shares purchased in this offering.

We currently anticipate that we will continue to pay quarterly cash dividends in the future. However, the payment, amount and timing of future dividends remain within the discretion of our Board of Directors and will depend upon our results of operations, financial condition, cash requirements, debt restrictions and other factors.

Risk Factors	Investing in our Common Stock involves substantial risks. Before investing in our Common Stock, you should carefully read and consider the information set forth in the section of this prospectus supplement entitled “Risk Factors”, and under the heading “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing	Our shares of Common Stock are listed on Nasdaq under the symbol “AMKR”.

Lock-up	In connection with this offering, the Kim family has agreed that, other than the shares offered hereby, for a period of 365 days after the date of this prospectus supplement, they will not sell, transfer or otherwise dispose of, shares of our Common Stock. For further information regarding the lock-up agreement see “Underwriting.”

The number of shares of our Common Stock to be outstanding following this offering is based on 245,762,714 shares of our Common Stock outstanding as of September 1, 2023, and excludes:

•	2,158,852 shares of Common Stock issuable upon exercise of stock options;

•	441,017 shares of Common Stock issuable upon vesting and settlement of time-vested restricted stock units (“RSUs”);

•	685,808 shares of Common Stock issuable upon vesting and settlement of performance-vested restricted stock units (“PSUs”); and

•	20,865,207 shares of Common Stock reserved for issuance under the Amkor Technology, Inc. 2021 Equity Incentive Plan, as amended.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no issuance of shares of Common Stock upon vesting and settlement of RSUs and PSUs after September 1, 2023 and (ii) no exercise by the underwriters of their option to purchase additional shares of our Common Stock.

Risk factors

An investment in our Common Stock involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, before making an investment decision. Our business, liquidity, results of operations, financial condition or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, the risks discussed below also include forward-looking statements and our actual results may differ materially from those discussed in such forward-looking statements. You should also review the section of this prospectus supplement and accompanying prospectus entitled “Special Note Regarding Forward-Looking Statements.” Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, liquidity and operations.

Risks related to our common stock and this offering

James J. Kim and members of his family can effectively determine or substantially influence the outcome of all matters requiring stockholder approval.

As of June 30, 2023, James J. Kim, the Executive Chairman of our Board of Directors, Susan Y. Kim, the Executive Vice Chairman of our Board of Directors, and members of the Kim family and affiliates owned approximately 142.0 million shares, or approximately 58%, of our outstanding Common Stock. The Kim family also has options to acquire approximately 0.6 million shares. If the options are exercised, the Kim family’s total ownership would be an aggregate of approximately 142.6 million shares, or approximately 58% of our outstanding Common Stock.

In June 2013, the Kim family exchanged convertible notes issued by Amkor in 2009 for approximately 49.6 million shares of our Common Stock (the “Convert Shares”). The Convert Shares are subject to a voting agreement. The voting agreement requires the Kim family to vote these shares in a “neutral manner” on all matters submitted to our stockholders for a vote, so that such Convert Shares are voted in the same proportion as all of the other outstanding securities (excluding the other shares owned by the Kim family) that are actually voted on a proposal submitted to Amkor’s stockholders for approval. The Kim family is not required to vote in a “neutral manner” any Convert Shares that, when aggregated with all other voting shares held by the Kim family, represent 41.6% or less of the total then-outstanding voting shares of our Common Stock. The voting agreement for the Convert Shares terminates upon the earliest of (i) such time as the Kim family no longer beneficially owns any of the Convert Shares, (ii) consummation of a change of control (as defined in the voting agreement) or (iii) the mutual agreement of the Kim family and Amkor. Certain of the Convert Shares are being offered in this offering and will no longer be subject to the Voting Agreement when sold.

Immediately following this offering, the Kim family will continue to own approximately 53.8% of the outstanding voting shares of our Common Stock, or 53.2% if the underwriters exercise in full their option to purchase additional shares, which means that, based on their percentage voting power owned after the offering, Mr. Kim and his family and affiliates, acting together, will continue to have the ability to effectively determine or substantially influence matters submitted for approval by our stockholders by voting their shares or otherwise acting by written consent, including the election of our Board of Directors. There is also the potential, through the election of members of our Board of Directors, that the Kim family could substantially influence matters decided upon by our Board of Directors. This concentration of ownership may also have the effect of impeding a merger, consolidation, takeover or other business consolidation involving us, or discouraging a potential acquirer from making a tender offer for our shares, and could also negatively affect our stock’s market price or decrease any premium over market price that an acquirer might otherwise pay.

Concentration of ownership also reduces the public float of our Common Stock. There may be less liquidity and higher price volatility for the stock of companies with a smaller public float compared to companies with broader public ownership. Also, the sale or the prospect of the sale of a substantial portion of the Kim family shares may cause the market price of our Common Stock to decline significantly.

The market price of our Common Stock may be volatile and could decline after this offering.

Volatility in the market price of our Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our Common Stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	market conditions in our industry or the broader stock market;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	changing economic conditions;
•	introduction of new solutions or services by us or our competitors;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	sales, or anticipated sales, of large blocks of our Common Stock, including by the Kim family;
•	additions or departures of key personnel;
•	regulatory or political developments;
•	litigation and governmental investigations;
•	investors’ perception of us;
•	events beyond our control such as weather, war, and health crises; and
•	any default on our indebtedness.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations, and cash flows.

An active, liquid trading market for our Common Stock may not be sustained.

Although our Common Stock is currently quoted on Nasdaq under the symbol “AMKR”, an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Common Stock is not maintained, the liquidity of our Common Stock, your ability to sell your shares of our Common Stock when desired and the prices that you may obtain for your shares of Common Stock will be adversely affected.

Use of proceeds

The Selling Stockholder is selling all of the Common Stock being sold in this offering, including any shares of our Common Stock sold upon the exercise of the underwriters’ option to purchase additional shares. Accordingly, we will not receive any proceeds from the sale of shares of our Common Stock being sold by the Selling Stockholder in this offering. The Selling Stockholder will bear all commissions and discounts, if any, from their sale of our Common Stock pursuant to this prospectus supplement. See “Underwriting” and “Selling Stockholder.”

Selling stockholder

The following table sets forth the following beneficial ownership of our Common Stock by the Selling Stockholder, as of September 1, 2023:

•	the shares offered in this offering are held by 915 Investments, LP;

•	the number and percentage of total outstanding shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering;

•

the number of shares of Common Stock to be offered by the Selling Stockholder (excluding the maximum number of shares subject to the underwriters’ option to purchase 1,500,000 additional shares of Common Stock in full) in this offering;

•

the number and percentage of total outstanding shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of this offering (excluding the maximum number of shares subject to the underwriters’ option to purchase 1,500,000 additional shares of Common Stock in full); and

•

the number and percentage of the total outstanding shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of this offering, assuming the exercise of the underwriter’s option to purchase 1,500,000 additional shares of Common Stock in full.

The percentage ownership information shown in the table prior to this offering is based upon 245,762,714 shares of Common Stock issued and outstanding on September 1, 2023.

	Common Stock owned before the offering		Shares Being Sold	Common Stock owned after the offering if underwriters’ option is not exercised		Common Stock owned after the offering if underwriters’ option is fully exercised
Name	Number (1)%			Number	%	Number	%
915 Investments, LP (2)	49,594,980	20.2	10,000,000	39,594,980	16.1	38,094,980	15.5
James J. Kim (3) (4)	65,306,309	26.5	—	55,306,309	22.5	53,806,309	21.9
James J. Kim Family Group (4) (5)	142,629,128	57.9	—	132,629,128	53.8	131,129,128	53.2

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power, which includes the power to dispose of or to direct the disposition of such share. A person is also deemed to be a beneficial owner of any shares of which that person has a right to acquire beneficial ownership within 60 days, including shares of common stock issuable upon: (i) the exercise of options that are exercisable within 60 days of September 1, 2023; (ii) the vesting of RSUs that vest within 60 days of September 1, 2023; and (iii) the vesting of PSUs for which the performance criteria has been achieved and that vest within 60 days of September 1, 2023. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated and subject to applicable community property laws, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(2)

915 Investments, LP is a limited partnership in which James J. Kim, our Executive Chairman of the Board of Directors, is the sole general partner (the “915 Partnership”). Mr. Kim, as general partner of the 915 Partnership, has voting and investment power with respect to all of the securities held by the 915 Partnership. The limited partners of the 915 Partnership are Agnes C. Kim, Sujoda Investments, LP, and Sujoda Investments II, LP. The general partner of Sujoda Investments II, LP is Sujoda Management, LLC (“Sujoda Management”), and the limited partners are the children of James J. Kim. Sujoda Management is the general partner of the Sujoda Investments, LP, and the limited partners are the grandchildren of James J. Kim. The sole members of Sujoda Management are John T. Kim, Susan Y. Kim, and David D. Kim. Susan Y. Kim has sole voting power of Sujoda Management. In June 2013, the 915 Partnership acquired its 49,594,980 shares of Common Stock in exchange for convertible notes issued by the Company in 2009 (the “Convert Shares”). The Convert Shares are subject to a voting agreement (the “Voting Agreement”) that requires the James J. Kim Family Group (as defined in footnote (4) below) to vote the Convert Shares in a “neutral manner” on all matters submitted to the Company’s stockholders for a vote, which means that the Convert Shares must be voted in the same proportion as all of the other outstanding securities (excluding the other shares owned by the James J. Kim Family Group) that are actually voted on a proposal submitted to our stockholders for approval. The James J. Kim Family Group is not required to vote in a “neutral manner” any Convert Shares that, when aggregated with all other voting shares held by the James J. Kim Family Group, represent 41.6% or less of the total then-outstanding voting shares of our Common Stock. The Voting Agreement terminates upon the earliest of (i) such time as no principal amount of the Convert Shares remain outstanding and the James J. Kim Family Group no longer beneficially owns any of the Convert Shares, (ii) the consummation of a Change of Control (as defined in the Voting Agreement), or (iii) the mutual agreement of the James J. Kim Family Group and the Company.

(3)	Includes 450,000 shares underlying options that are exercisable within 60 days of September 1, 2023. For more information regarding the shares beneficially owned by Mr. Kim as a member of the James J. Kim Family Group, see footnote (4) below. James J. Kim disclaims beneficial ownership of: (i) all of the shares held by Agnes C. Kim; (ii) shares that are held in his capacity as trustee for the Kim Trusts (as defined in footnote (4) below); and (iii) except with respect to any such shares attributed to Mr. Kim’s proportional ownership, the shares held by the 915 Partnership.

(4)	As of September 1, 2023, Mr. Kim, members of Mr. Kim’s immediate family, Liam E. Blaney, an employee of Susan Y. Kim, partnerships owned by Mr. Kim and members of his immediate family, limited liability companies owned by members of Mr. Kim’s immediate family (the “Kim LLCs”), and trusts created by Mr. Kim and members of his immediate family for the benefit of Mr. Kim and members of his immediate family (the “Kim Trusts” and collectively with the foregoing persons and entities, the “James J. Kim Family Group”) directly own 142,629,128 shares, or approximately 57.9%, of our outstanding Common Stock. Of this total number of shares, 595,000 of them are shares underlying options exercisable within 60 days of September 1, 2023. Of the 142,629,128 shares beneficially owned: 49,864,232 shares are held by Mr. Kim individually; 14,992,077 shares are held by Mr. Kim in his capacity as trustee of certain Kim Trusts, all of which are subject to shared investment power and 3,338,298 of which are shares as to which he has no voting power; 49,594,980 shares are held by the 915 Partnership in which Mr. Kim is the sole general partner; 27,010,628 shares are held by Mr. Kim’s son, John T. Kim, individually, of which 19,649,487 shares are subject to shared voting power and 22,127,812 shares are subject to shared investment power; 29,073,885 shares are held by John T. Kim in his capacity as trustee of certain Kim Trusts, of which 7,539,500 shares are subject to shared voting power, 10,101,032 shares are shares as to which he has no voting power, and 21,479,884 shares are subject to shared investment power; 2,487,071 shares are held by David D. Kim individually, of which he has shared investment power and no voting power as to 2,478,325 shares; 2,698,513 shares are held by David D. Kim in his capacity as trustee of certain Kim Trusts, of which 1,335,113 shares are subject to shared voting and investment power; 37,929,368 shares are held by Susan Y. Kim individually, of which 19,484,809 shares are subject to shared voting power, 8,200,000 are shares as to which she has no voting power, and 30,163,134 shares are subject to shared investment power; 27,955,742 shares are held by Susan Y. Kim in her capacity as trustee of certain Kim Trusts, of which 7,539,500 shares are subject to shared voting power, 5,707,099 shares are shares as to which she has no voting power, and 16,899,897 shares are subject to shared investment power; 1,150,000 shares are held by The James and Agnes Kim Foundation, Inc. (the “Foundation”); 8,364,678 shares are held by Liam E. Blaney, a manager of the Kim LLCs, of which 164,678 shares are subject to shared voting power and 8,364,678 shares are subject to shared investment power; 2,478,325 shares are held by Sujoda Investments, LP, a partnership established for the benefit of members of James J. Kim’s family (the “Sujoda Partnership”); 19,484,809 shares are held by Sujochil, LP, a partnership established for the benefit of members of Mr. Kim’s family (the “Sujochil Partnership”); and 2,733,333 shares are held by each of Alexandra Investments, LLC and Jacqueline Investments, LLC, 2,733,334 shares are held by Dylan Investments, LLC, and 164,678 shares are held by Susins, LLC. Each of the individuals and entities comprising the James J. Kim Family Group may be deemed members of a group under Section 13(d) of the Exchange Act, and each may exercise voting and/or investment power in one or more capacities with respect to the shares of common stock in concert with other members of the James J. Kim Family Group. None of the trust agreements for the Kim Trusts or other relevant governing documents prohibit the persons authorized to vote shares of common stock of the Company from voting the shares of common stock of the Company held by them, in their discretion, in concert with other members of the James J. Kim Family Group. James J. Kim disclaims beneficial ownership of: (i) all of the shares held by Agnes C. Kim; (ii) shares that are held in his capacity as trustee for the Kim Trusts; and (iii) except with respect to any such shares attributed to Mr. Kim’s proportional ownership, the shares held by the 915 Partnership.

James J. Kim and Agnes C. Kim are husband and wife and are the parents of Susan Y. Kim, David D. Kim, and John T. Kim. John T. Kim is the sole trustee of The John T. Kim Trust of December 31, 1987, the parent of Allyson Lee Kim and Jason Lee Kim, the co-trustee of various Kim Trusts along with Susan Y. Kim or James J. Kim, and a manager of one of the Kim LLCs along with Liam E. Blaney. Susan Y. Kim is the parent of Alexandra Kim Hays, Jacqueline Mary Panichello, and Dylan James Panichello, is the co-trustee of various Kim Trusts along with John T. Kim or James J. Kim, and is a manager of certain Kim LLCs along with Liam E. Blaney. David D. Kim is the sole trustee of the James J. Kim 2008 Trust FBO Descendants of David D. Kim dated 2/5/08 and a co-trustee of the Irrevocable Deed of Trust of James J. Kim f/b/o Children of David D. Kim dated 11/11/05. James J. Kim and Susan Y. Kim are co-trustees of the Susan Y. Kim Qualified Annuity Trust under the Susan Y. Kim 2018-1 Irrevocable Trust Agreement dated 8/29/18, the Qualified Annuity Trust under the Susan Y. Kim 2020-1 Irrevocable Trust Agreement dated 4/1/20, and the James J. Kim 2021 Qualified Annuity Trust U/A dated 12/15/21. John T. Kim and Susan Y. Kim are co-trustees of the Family Trust under the John T. Kim 2018 Irrevocable Trust Agreement dated 2/6/18, the Irrevocable Deed of Trust of James J. Kim Dated 12/24/92 fbo Alexandra Kim Panichello, the Irrevocable Deed of Trust of James J. Kim Dated 10/3/94 fbo Jacqueline Mary Panichello, the Irrevocable Deed of Trust of James J. Kim Dated 10/15/01 fbo Dylan James Panichello, the Irrevocable Deed of Trust of James J. Kim Dated 10/15/01 fbo Allyson Lee Kim, the Irrevocable Deed of Trust of James J. Kim Dated 11/17/03 fbo Jason Lee Kim, the John T. Kim 2007 Children’s Trust U/A Dated 12/28/07, the James J. Kim 2008 Trust fbo Alexandra Kim Panichello Dated 2/5/08, the James J. Kim 2008 Trust fbo Jacqueline Mary Panichello Dated 2/5/08, the James J. Kim 2008 Trust fbo Dylan James Panichello Dated 2/5/08, the James J. Kim 2008 Trust fbo the Descendants of John T. Kim Dated 2/5/08, and the Family Trust Under the Susan Y. Kim 2012 Irrevocable Trust Agreement Dated 7/26/12. James J. Kim and John T. Kim are co-trustees of the John T. Kim 2012 Generation-Skipping Trust U/A dated 12/11/12 and the Family Trust under the John T. Kim Irrevocable Trust Agreement dated 12/11/12. Susan Y. Kim is the sole trustee of the Agnes C. Kim 2020-1 Qualified Annuity Trust U/A dated 12/16/20, the 2023 Grantor Retained Annuity Trust of Agnes C. Kim dated 4/26/2023 and the 2023 Grantor Retained Annuity Trust of James J. Kim dated 4/26/2023. The trustees of each Kim Trust may be deemed to be the beneficial owners of the shares held by such Kim Trust. None of the Kim Trusts owns more than five percent of the outstanding shares of the common stock of the Company. James J. Kim, as general partner of the 915 Partnership, has voting and investment power with respect to all of the securities held by the 915 Partnership. The limited partners of the 915 Partnership are Agnes C. Kim, the children of James J. Kim, the Sujoda Partnership, and Sujoda Investments II, LP. The general partner of Sujoda Investments II, LP is Sujoda Management, and the limited partners are the children of James J. Kim. Sujoda Management is the general partner of the Sujoda Partnership, and the limited partners are the grandchildren of James J. Kim. The sole members of Sujoda Management are John T. Kim, Susan Y. Kim, and David D. Kim. Susan Y. Kim has sole voting power of Sujoda Management. The general partners of the Sujochil Partnership are John T. Kim and Susan Y. Kim. The limited partners of the Sujochil Partnership are John T. Kim, Susan Y. Kim, and two irrevocable trusts created by Susan Y. Kim for her descendants, two irrevocable trusts created by John T. Kim for his descendants, the 915 Partnership, Agnes C. Kim, and James J. Kim. In addition, all of the directors and officers of the Foundation are members of the James J. Kim Family Group. The members of the James J. Kim Family Group might each be expected to vote his, her, or its shares of common stock in concert with the other members of the James J. Kim Family Group.

The James J. Kim Family Group may be deemed to have beneficial ownership of 142,629,128 shares, or approximately 57.9%, of the outstanding shares of the Common Stock of the Company. Each of the individuals who are members of the James J. Kim Family Group states that the filing of his or her beneficial ownership reporting statements shall not be construed as an admission that such person is, for the purposes of Sections 13 and 16 of the Exchange Act and the rules promulgated thereunder, the beneficial owner of the shares of Common Stock reported as beneficially owned by the other members of such group.

(5)	For additional information regarding the James J. Kim Family Group ownership, see “Risk Factors — Risks Related to our Common Stock and this Offering — James J. Kim and members of his family can effectively determine or substantially influence the outcome of all matters requiring stockholder approval.”

Underwriting

The Selling Stockholder is offering the shares of Common Stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters and along with Goldman Sachs & Co. LLC and Guggenheim Securities, LLC are acting as joint book-running managers. We and the Selling Stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the Selling Stockholder has agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table:

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,500,000
Morgan Stanley & Co. LLC	3,000,000
Goldman Sachs & Co. LLC	1,000,000
Guggenheim Securities, LLC	750,000
B. Riley Securities, Inc.	437,500
D.A. Davidson & Co.	437,500
KeyBanc Capital Markets Inc.	437,500
Needham & Company, LLC	437,500

Total	10,000,000

The underwriters are committed to purchase all the shares of Common Stock offered by the Selling Stockholder if they purchase any shares, other than those shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.468 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.156 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,500,000 additional shares of Common Stock from the Selling Stockholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Common Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares that are being offered.

The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by the underwriters to the Selling Stockholder per share of Common Stock. The underwriting fee is $0.78 per share. The following table shows the per share and total underwriting discounts and commissions the Selling

Stockholder will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Common Stock from the Selling Stockholder.

	No exercise of option to purchase additional shares	Full exercise of option to purchase additional shares
Per Share	$0.78	$0.78
Total	$7,800,000	$8,970,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $600,000.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC for a period of 60 days after the date of this prospectus, other than the shares of our Common Stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including: (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of our Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs or other equity awards (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus (or any document incorporated by reference therein); (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock (whether upon the exercise of such stock options stock awards, restricted stock, RSUs, other equity awards or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus (or any document incorporated by reference therein) or a plan created as a successor plan to any such plan or similar plan described in this prospectus (or any document incorporated by reference therein); or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus (or any document incorporated by reference therein) or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

The Selling Stockholder (such person, the “lock-up party”) has entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which the lock-up party, with limited exceptions, for a period of 365 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates, other than Amkor and its subsidiaries, to), without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Common Stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such person or entity has further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up party do not apply, subject in certain cases to various conditions, to certain transactions, including: (a) transfers of lock-up securities (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party, (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up agreement in the form entered into by the lock-up party, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (x), and, in the case of any transfer or distribution pursuant to clause (a)(ix) prior to 60 days from the date hereof, provided no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a required filing on a Form 4, Form 5, Schedule 13G, Schedule 13G/A, Schedule 13D or Schedule 13D/A which shall clearly indicate the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; (b) exercise of outstanding options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus (or any document incorporated by reference therein), provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Common Stock or warrants to acquire shares of our Common Stock, provided that any Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the sale of our Common Stock pursuant to the terms of the underwriting agreement.

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We and the Selling Stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “AMKR”.

The underwriters have advised us and the Selling Stockholder that, in connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Common Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Selling restrictions

General

Other than in the United States, no action has been taken by us, the Selling Stockholder or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Canada

The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Common Stock has been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Common Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters, the Selling Stockholder and Amkor that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Common Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Common Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No Common Stock has been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Stock which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the Common Stock may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Common Stock shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Common Stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

The Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Common Stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Common Stock.

Notice to prospective investors in Monaco

The Common Stock may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Fund. Consequently, this prospectus supplement may only be communicated to (i) banks, and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this prospectus supplement to potential investors.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Common Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Common Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of Common Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Stock you undertake to us that you will not, for a period of 12 months from the date hereof of the Common Stock, offer, transfer, assign or otherwise alienate those Common Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in New Zealand

This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMA Act”). The Common Stock may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:

•	is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;
•	meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;
•	is large within the meaning of clause 39 of Schedule 1 of the FMC Act;
•	is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or
•	is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

Notice to prospective investors in Japan

The Common Stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The Common Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Common Stock or caused the Common Stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any Common Stock or cause the Common Stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Common Stock, Amkor has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Common Stock are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the Common Stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The Common Stock has not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Common Stock has been and will be offered in Korea as a private placement under the FSCMA. None of the Common Stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Common Stock has not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Common Stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Common Stock. By the purchase of the Common Stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Common Stock pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the Common Stock, as principal, if the offer is on terms that the Common Stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The Common Stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Common Stock in Taiwan.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to prospective investors in Qatar

The Common Stock described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The Common Stock has not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Bermuda

The Common Stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in the British Virgin Islands

The Common Stock is not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of Amkor. The Common Stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies

Act”)) is being made in connection with the issue of the Common Stock in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The Common Stock is not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to prospective investors in Chile

THESE SECURITIES ARE PRIVATELY OFFERED IN CHILE PURSUANT TO THE PROVISIONS OF LAW 18,045, THE SECURITIES MARKET LAW OF CHILE, AND NORMA DE CARÁCTER GENERAL NO. 336 (“RULE 336”), DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (“SVS”), THE SECURITIES REGULATOR OF CHILE, TO RESIDENT QUALIFIED INVESTORS THAT ARE LISTED IN RULE 336 AND FURTHER DEFINED IN RULE 216 OF JUNE 12, 2008 ISSUED BY THE SVS.

PURSUANT TO RULE 336 THE FOLLOWING INFORMATION IS PROVIDED IN CHILE TO PROSPECTIVE RESIDENT INVESTORS IN THE OFFERED SECURITIES:

1.	THE INITIATION OF THE OFFER IN CHILE IS SEPTEMBER 6, 2023.

2.	THE OFFER IS SUBJECT TO NCG 336 OF JUNE 27, 2012 ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE).

3.	THE OFFER REFERS TO SECURITIES THAT ARE NOT REGISTERED IN THE REGISTRO DE VALORES (SECURITIES REGISTRY) OR THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS AND THEREFORE:

a.	THE SECURITIES ARE NOT SUBJECT TO THE OVERSIGHT OF THE SVS; AND

b.	THERE ISSUER THEREOF IS NOT SUBJECT TO REPORTING OBLIGATION WITH RESPECT TO ITSELF OR THE OFFERED SECURITIES.

4.	THE SECURITIES MAY NOT BE PUBLICLY OFFERED IN CHILE UNLESS AND UNTIL THEY ARE REGISTERED IN THE SECURITIES REGISTRY OF THE SVS.

INFORMACIÓN A LOS INVERSIONISTAS RESIDENTES EN CHILE

LOS VALORES OBJETO DE ESTA OFERTA SE OFRECEN PRIVADAMENTE EN CHILE DE CONFORMIDAD CON LAS DISPOSICIONES DE LA LEY N° 18.045 DE MERCADO DE VALORES, Y LA NORMA DE CARÁCTER GENERAL N° 336 DE 27 DE JUNIO DE 2012 (“NCG 336”) EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE, A LOS “INVERSIONISTAS CALIFICADOS” QUE ENUMERA LA NCG 336 Y QUE SE DEFINEN EN LA NORMA DE CARÁCTER GENERAL N° 216 DE 12 DE JUNIO DE 2008 EMITIDA POR LA MISMA SUPERINTENDENCIA.

EN CUMPLIMIENTO DE LA NCG 336, LA SIGUIENTE INFORMACIÓN SE PROPORCIONA A LOS POTENCIALES INVERSIONISTAS RESIDENTES EN CHILE:

1.	LA OFERTA DE ESTOS VALORES EN CHILE COMIENZA EL DÍA 6 DE SEPTIEMBRE DE 2023.

2.	LA OFERTA SE ENCUENTRA ACOGIDA A LA NCG 336 DE FECHA ECHA 27 DE JUNIO DE 2012 EMITIDA POR LA SUPERINTENDENCIA DE VALORES Y SEGUROS.

3.	LA OFERTA VERSA SOBRE VALORES QUE NO SE ENCUENTRAN INSCRITOS EN EL REGISTRO DE VALORES NI EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE:

a)	LOS VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ESA SUPERINTENDENCIA; Y

b)	EL EMISOR DE LOS VALORES NO ESTÁ SUJETO A LA OBLIGACIÓN DE ENTREGAR INFORMACIÓN PÚBLICA SOBRE LOS VALORES OFRECIDOS NI SU EMISOR.

LOS VALORES PRIVADAMENTE OFRECIDOS NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Material U.S. federal income tax consequences to Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Common Stock sold pursuant to this prospectus supplement, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated or proposed thereunder, or “Treasury Regulations”, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS”, in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations”, “passive foreign investment companies”, each as defined in the Code, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than five percent of our Common Stock (except to the extent specifically set forth below);

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and

•	tax-qualified retirement plans.

If any partnership or other entity or arrangement classified or treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, such partnerships holding our Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “United States person” (as defined below) nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition”.

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Common Stock and (2) the Non-U.S. Holder’s holding period for our Common Stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. If it were determined that we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Common Stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of Common Stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our Common Stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Common Stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our Common Stock. Accordingly, FATCA withholding on the gross proceeds from a sale or other disposition of our Common Stock is not currently expected to apply.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

Legal matters

Ballard Spahr LLP, Philadelphia, Pennsylvania will pass upon certain legal matters for the Selling Stockholder. Dechert LLP, Philadelphia, Pennsylvania will pass upon certain legal matters for Amkor. Ropes & Gray LLP will pass upon certain legal matters for the underwriters.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation by reference

This prospectus supplement is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement, and later information that we file with the SEC will automatically update and, where applicable, supersede this information.

We incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed by us with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 3, 2023 and August 1, 2023, respectively;

•	our Current Report on Form 8-K filed with the SEC on May 19, 2023;

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2023; and

•

the description of our Common Stock set forth in our registration statement on Form 8-A filed with the SEC on October 22, 1997, including any future amendment or report filed for the purpose of updating such description, including the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains annual, quarterly and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may obtain any of our filings at www.sec.gov.

We also make available, free of charge, our SEC filings on our website (www.amkor.com), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings. We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the document incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Please direct any requests for copies to our Corporate Secretary at 2045 East Innovation Circle, Tempe, AZ 85284, Attn: Corporate Secretary, telephone: (480) 821-5000.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, together or separately, common stock, preferred stock, debt securities, warrants or units. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMKR”.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

We have not authorized anyone to provide information or to make any representations other than those contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus and any related prospectus supplement or in any related free writing prospectus is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “Amkor,” “Registrant,” “our,” “we” and “us,” as used in this prospectus, refer to Amkor Technology, Inc. and its subsidiaries, except where it is clear that the term refers to only the parent company.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Part I, Item 1A of our Annual Report on Form 10-K and Part II, Item 1A of each subsequently filed Quarterly Report on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. See “Where You Can Find More Information” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical fact are considered forward-looking statements. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the amount, timing and focus of our expected capital investments including expenditures in support of advanced packaging and test equipment;

•	our ability to fund our operating activities and financial requirements for the next twelve months;

•	the effect of changes in revenue levels and capacity utilization on our gross margin;

•	the costs attributable to compliance with environmental laws and regulations or green initiatives;

•	the impact of the Covid-19 pandemic on our operations and financial results;

•	the focus of our research and development activities;

•	the anticipated impact of tax law changes in the jurisdictions in which we operate;

•	the grant and expiration of tax holidays in jurisdictions in which we operate and expectations regarding our effective tax rate and the availability of tax incentives;

•	the creation or release of valuation allowances related to taxes in the future;

•	our repurchase or repayment of outstanding debt;

•	payment of dividends;

•	compliance with our covenants;

•	expected contributions to foreign pension plans and potential future conversion of our unfunded severance plan in Korea to a defined contribution plan;

•	liability for unrecognized tax benefits and the potential impact of our unrecognized tax benefits on our effective tax rate;

•	expected timing of and charges related to restructuring activities;

•	the effect of foreign currency exchange rate exposure on our financial results;

•	the volatility of the trading price of our common stock;

•	changes to our internal controls related to integration of acquired operations and implementation of an enterprise resource planning system;

•	our efforts to enlarge our customer base in certain geographic areas and markets;

•	demand for advanced packages in mobile and automotive devices and our technology leadership and potential growth in this market;

•	our expected forfeiture rate for outstanding stock options and restricted shares;

•	our expected rate of return for pension plan assets;

•	projects to install or integrate new information technology systems or upgrade our existing systems; and

•

other factors discussed under “Risk Factors” or elsewhere in this prospectus, each prospectus supplement relating to a particular offering of securities and the documents incorporated or deemed incorporated herein or therein by reference.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intend” or the negative of these terms or other comparable terminology. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors,” and as may be set forth from time to time in our reports filed with the SEC.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

We caution that the foregoing list of important factors is not exclusive. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed elsewhere in this prospectus or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement. You should evaluate all forward-looking statements in context of these risks and uncertainties. We urge you not to unduly rely on forward-looking statements contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

THE COMPANY

Amkor is one of the world’s leading providers of outsourced semiconductor packaging and test services. Amkor pioneered the outsourcing of semiconductor packaging and test services through a predecessor corporation in 1968, and over the years we have built a leading position by:

•	Designing and developing innovative packaging and test technologies;

•	Offering a broad portfolio of cost-effective solutions and services;

•	Focusing on strategic end markets that offer solid growth potential;

•	Cultivating long-standing relationships with our customers, which include many of the world’s leading semiconductor companies;

•	Collaborating with customers, original equipment manufacturers (“OEMs”) and equipment and material suppliers;

•	Developing a competitive cost structure with disciplined capital investment;

•	Building expertise in high-volume manufacturing processes and developing a reputation for high quality and solid execution; and

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Providing a geographically diverse operating base, with research and development, engineering support and production capabilities at various facilities in China, Japan, Korea, Malaysia, the Philippines, Portugal and Taiwan.

Our packaging and test services are designed to meet application and chip specific requirements including: the required type of interconnect technology; size; thickness; and electrical, mechanical and thermal performance. We provide turnkey packaging and test services including semiconductor wafer bump, wafer probe, wafer back-grind, package design, packaging, system-level and final test and drop shipment services. Our customers use us for one or more of these services.

We provide our services to integrated device manufacturers (“IDMs”), “fabless” semiconductor companies, OEMs and contract foundries. IDMs generally design, manufacture, package and test semiconductors in their own facilities. However, the availability of technologically advanced outsourced manufacturing services has encouraged IDMs to outsource a portion of their manufacturing. Fabless semiconductor companies do not have factories and focus exclusively on the semiconductor design process and outsource virtually every step of the manufacturing process. Fabless semiconductor companies utilize contract foundries to manufacture their semiconductors in wafer form and companies such as Amkor for their packaging and test needs. Some companies will engage a contract foundry to manage the complete semiconductor manufacturing process, and in turn, the contract foundry will outsource some of its packaging and test needs.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include reducing or refinancing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities, including short term investments.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the common stock and preferred stock that we may offer under this prospectus. This summary does not purport to be complete and is subject to and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended (our “Charter”), and our Restated Bylaws (our “Bylaws”), each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as well as the General Corporation Law of the State of Delaware (the “DGCL”). We encourage you to read our Charter and Bylaws and the applicable provisions of the DGCL for additional information.

Authorized Shares of Capital Stock

Pursuant to our Charter, we are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock do not have cumulative voting rights.

Dividend Rights

Holders of our common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of legally available funds, subject to the terms of any existing or future agreements of the Company and the prior rights of any holders of preferred stock then outstanding.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

Composition of the Board of Directors; Election of Directors; Vacancies

Our board of directors consists of one or more members, and the number of directors is determined from time to time by the board of directors. Our board of directors is not classified. The directors are elected by our stockholders at each annual meeting, and each director holds office until his or her successor is elected and qualified or until such director’s earlier resignation or removal. Any newly created directorship or any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Other Matters

All issued and outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock have no preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock. There are no restrictions on transfer of our common stock, except as required by law.

Listing

Our common stock is traded on the Nasdaq Global Select Market under the trading symbol “AMKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions of such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by our stockholders, subject to limitations prescribed by applicable law and the Nasdaq Global Select Market. As of the date of the registration statement of which this prospectus forms a part, no shares of preferred stock are outstanding. The rights of the holders of our common stock would be subject to the rights of holders of any preferred stock issued in the future.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Charter.

The transfer agent for each series of preferred stock and any exchange on which we plan to list a series of preferred stock will be described in the applicable prospectus supplement.

Certain Anti-Takeover Effects

Certain provisions of the DGCL and our Charter and Bylaws could have certain anti-takeover effects and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Additional Authorized Shares of Capital Stock

The additional shares of our authorized common stock and the authorized preferred stock available for issuance under our Charter may be issued without stockholder approval, subject to the requirements prescribed by applicable law and the Nasdaq Global Select Market, and may be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.

Advance Notice Requirements

Our Bylaws establish an advance notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

No Cumulative Voting

Our Charter and Bylaws do not provide for cumulative voting.

Delaware Business Combination Statute

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who or which (i) beneficially owns 15% or more of the outstanding voting stock of the corporation, or (ii) any person affiliated or associated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder, and the affiliates and associates of such person.

DESCRIPTION OF DEBT SECURITIES

The following description outlines certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, to be entered into between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, the form of which is attached as an exhibit to the registration statement to which this prospectus relates. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.

The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates.

The statements herein relating to the debt securities and the indenture are summaries and are subject to and qualified in its entirety by reference to the detailed provisions of the debt securities and the indenture. The descriptions set forth in this prospectus do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, defines your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in the indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Amkor” and the “Company” refer solely to Amkor Technology, Inc. and not to any of our subsidiaries.

General

The debt securities will be general unsecured obligations of the Company.

We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include, without limitation, the following:

•	The title and ranking of the series;

•	The price or prices at which the securities of the series will be issued;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

•

the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•

if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

•

if applicable, the manner in which the amounts of payment of principal of and interest, if any, on the securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

•	the provisions, if any, relating to any security for or guarantees of the securities;

•

any additions to, deletions of or changes in the events of default which apply to the securities and any change in the right of the trustee or the holders of such securities to declare the principal amount thereof due and payable pursuant to the indenture and any change in the circumstances under which the securities shall become due and payable automatically pursuant to the indenture;

•	any additions to, deletions of or changes in the covenants which apply to the securities;

•

if the securities will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of the Company or any other person, the terms and conditions upon which the securities will be so convertible or exchangeable;

•

if the securities will not be senior securities, whether the securities will be senior subordinated, subordinated or junior subordinated debt securities (or will have some other subordinated ranking) and, in that case, a description of the subordination terms thereof;

•	the trustee, if different from the existing trustee under an indenture; and

•	any other terms of the series.

Unless otherwise specified in any applicable prospectus supplement, when we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York or, in connection with a payment, the place of payment.

Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities in global form registered in the name of the nominee of The Depository Trust Company (“DTC”).

The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, the indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP, ISIN or other identifying number, as applicable. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the continental United States where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the corporate trust office of the trustee for this purpose.

Ranking

Unless otherwise specified in any applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of debt securities. Each series of debt securities that is unsecured will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indenture will not significantly limit our operations. In particular, the indenture will not:

•	limit the amount or frequency of dividends that we can pay;

•	limit the amount of debt securities that we may issue from time to time;

•	limit the number of series of debt securities that we may issue from time to time;

•	limit or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur; or

•

contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•

either we are the continuing person or the successor person (if not us) is a corporation, limited liability company or other entity that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder; and

•	immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture.

We will deliver to the Trustee prior to the consummation of the proposed transaction an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or convey, transfer or lease all or any part of its properties or assets to us or any of our subsidiaries.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, and may exercise every right and power of us under the indenture, with the same effect as if it or they had been named in the indenture and the debt securities as us and we shall be relieved of any further obligations under the indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

SEC Reports

Under the indenture, we will be required to deliver to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed or furnished by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be delivered to the trustee at the time those documents are filed via the EDGAR system or such successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee is entitled to rely conclusively upon officers’ certificates). The trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted by us on the EDGAR system (or any successor system) or have any duty to monitor or determine whether we have delivered the reports described hereunder or otherwise complied with our obligations under this “— Certain Covenants — SEC Reports”.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:

•	default in the payment of any installment of interest on that series of debt securities when due and payable, and the continuance of that default for 30 days;

•	default in the payment of the principal of, or any premium on, that series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•

failure to observe or perform any covenant or agreement in the indenture in respect of the debt securities of that series (other than the defaults set forth above or pursuant to a covenant or warrant included in the indenture solely for the benefit of a series of securities other than that series), which failure continues for 90 days after receipt of written notice to us from the trustee or to us and the trustee from the holders of at least 30% of the outstanding aggregate principal amount of that series of debt securities as provided in the indenture, in each case, specifying such default or breach, requiring us to remedy the same and stating that such notice is a “Notice of Default” under the indenture; and

•	Specified events relating to the bankruptcy, insolvency, reorganization or receivership of us.

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us occurs with respect to a series of debt securities, the principal amount of all outstanding debt securities of that series will become due and payable immediately, without further action or notice on the part of the holders of the debt securities of that series or the trustee.

If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of debt securities will become immediately due and payable.

However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after a responsible officer of the trustee obtains actual knowledge of the occurrence of a default with respect to a series of debt securities, send to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices is in the interests of the holders.

We will furnish the trustee with an annual officers’ certificate certifying as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such indemnity as it may require, to institute that proceeding as trustee, and, within 90 days following the receipt of that notice, request and offer of indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:

•	change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•

in the case of any series of subordinated debt securities, modify the subordination provisions of that series of subordinated debt securities in a manner materially adverse to the holders of that series of subordinated debt securities;

•	adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;

•	reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	make the principal of, and any premium or interest on, any debt security payable in a different currency than that stated in the debt security;

•

reduce the percentage in aggregate principal amount of any series of outstanding debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	change any place of payment where the debt securities or interest thereon is payable;

•	modify the interest rate reset provision of any debt security;

•

impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•

modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in aggregate principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•

to evidence that another person has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “— Certain Covenants — Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the indenture and in the debt securities issued thereunder;

•

to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•

to conform the terms of any series of debt securities to the description thereof in the applicable prospectus supplement; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to cure any mistake, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indentures under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•

to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and those debt securities, and to make all appropriate changes to the indenture for that purpose;

•

to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of any one or more series.

Defeasance of Indenture

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “— Certain Covenants” in this prospectus and under such other covenants for that series as may be established and specified in the future in accordance with the terms of the indenture and to provide that any event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute an event of default under the indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities issued thereunder, other than:

(i) your right to receive, solely from the trust fund described below, payment of the principal of and each installment, if any, of principal of and interest on, the outstanding debt of such series on the stated maturity of such principal or installment of principal or interest due; and

(ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, and indemnify, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder (except with respect to provisions that, by their terms, survive), if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation (A) have become due and payable, (B) are by their terms to become due and payable at their stated maturity within one year, or (C) have been called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee in trust, funds sufficient to pay and discharge the entire indebtedness on such securities at maturity or upon redemption all of the outstanding debt securities of that series;

•	we have paid or caused to be paid all other sums then payable under the indenture by us; and

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subject to applicable law and the indenture, any monies, U.S. government obligations and foreign government obligations (in the case of debt securities denominated in a foreign currency) deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee upon request by the Company. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture will provide that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities of a particular series have concurred in or given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, except that, in determining whether the trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities that a responsible officer of the trustee has actual knowledge to be so owned shall be so disregarded.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of a Trustee

The trustee may resign under the indenture at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in aggregate principal amount of the then outstanding debt securities of one or more series issued and outstanding under the indenture.

No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law and Consent to Jurisdiction

The indenture and any debt securities issued under the indenture, and any claim, controversy or dispute arising under or related to the indenture and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

We will agree that any legal action or proceeding arising out of or based upon the indenture, the securities or the transactions contemplated thereby may be instituted in any U.S. federal or New York State court located in the City of New York and any appellate court thereof, and we have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any objection to the laying of venue in such courts.

DESCRIPTION OF WARRANTS

The following description outlines some of the general terms and provisions of the warrants that we may offer under this prospectus. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus or as an exhibit to a current report on Form 8-K.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not U.S. dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not U.S. dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

The following description outlines some of the general terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any units in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. The following description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus or as an exhibit to a current report on Form 8-K.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully-registered or global form.

The applicable prospectus supplement will describe the terms of any units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters and, if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•	to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We will include in the applicable prospectus supplement the names of any dealers and the terms of the transaction.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, our SEC filings on our website (www.amkor.com), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the document incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Please direct any requests for copies to our Corporate Secretary at 2045 East Innovation Circle, Tempe, AZ 85284, Attn: Corporate Secretary, telephone: (480) 821-5000.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus is part of the registration statement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 19, 2021;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed on April 30, 2021;

•	our current report on Form 8-K filed on February 5, 2021; and

•

the description of our common stock set forth in our registration statement on Form  8-A filed on October 22, 1997, including any future amendment or report filed for the purpose of updating such description, including the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, filed as Exhibit 4.3 to our annual report on Form 10-K for the fiscal year ended December 31, 2019.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus will update and, where applicable, supersede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

10,000,000 shares

Amkor Technology, Inc.

Common stock

Prospectus supplement

J.P. Morgan	Morgan Stanley

Goldman Sachs & Co. LLC	Guggenheim Securities

B. Riley Securities	D.A. Davidson & Co.	KeyBanc Capital Markets	Needham & Company

September 6, 2023